Exhibit 14.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS
We consent to the incorporation by reference in the Registration Statements of Vivendi S.A. (previously known as “Vivendi Universal”) listed below of our report dated March 23, 2006 (except with respect to matters discussed in Note 34, as to which the date is June 28, 2006), with respect to the consolidated financial statements of Vivendi S.A. and subsidiaries as of and for the years ended December 31, 2005 and 2004, which report appears in Vivendi’s Annual Report on Form 20-F for the year ended December 31, 2005, filed with the Securities and Exchange Commission

Registration
SEC Form	Filing Date	Number
S-8	08/11/2003	333-107837
S-8	06/06/2002	333-72270
S-8	06/04/2002	333-89744
S-8	06/04/2002	333-89754
S-8	05/06/2002	333-87622
S-8	01/31/2002	333-81830
S-8	10/26/2001	333-72270
S-8	08/29/2001	333-64754
S-8	01/04/2001	333-48966
S-8	12/29/2000	333-51654
S-8	12/11/2000	333-51654
S-8	12/11/2000	333-48966
S-8	10/05/2000	333-47440
F-3/A	06/03/2002	333-81578
F-3	01/29/2002	333-81578
Paris La Défense and Neuilly-sur-Seine, France
June 28, 2006

/s/ Benoit Lebrun	/s/ Dominique Thouvenin

Benoit Lebrun Salustro Reydel Member of KPMG International	Dominique Thouvenin Barbier Frinault & Autres Ernst & Young

June 28, 2006	June 28, 2006